EXHIBIT 10.6
GAIN CAPITAL HOLDINGS, INC.
2010 OMNIBUS INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK GRANT
     This RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”), dated as of ____________ (the “Date of Grant”), is delivered by GAIN Capital Holdings, Inc. (the “Company”), to __________________ (the “Grantee”).
RECITALS
     A. The GAIN Capital Holdings, Inc. 2010 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock in accordance with the terms and conditions of the Plan. The Board of Directors of the Company (the “Board”) has decided to make a restricted stock grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders. A copy of the Plan is available on the Company’s intranet site at http://intranet/default.aspx.
     B. The Board is authorized to appoint a committee to administer the Plan. If a committee is appointed, all references in this Agreement to the “Board” shall be deemed to refer to the committee.
     NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:
1. Restricted Stock Grant. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants the Grantee _______ shares of common stock of the Company, subject to the restrictions set forth below and in the Plan (the “Restricted Stock”). Shares of Restricted Stock may not be transferred by the Grantee or subjected to any security interest until the shares have become vested pursuant to this Agreement and the Plan.
2. Vesting and Nonassignability of Restricted Stock.
     (a) The shares of Restricted Stock shall become vested, and the restrictions described in Sections 2(b) and 2(c) shall lapse, according to the following vesting schedule, if the Grantee continues to be employed by, or provide service to, the Employer (as defined in the Plan) from the Date of Grant until the applicable vesting date:

Vesting Date	Shares Vested on Vesting Date
______________________	_____________
______________________	_____________
______________________	_____________
______________________	_____________

The vesting of the Restricted Stock shall be cumulative, but shall not exceed 100% of the Shares. If the foregoing schedule would produce fractional Shares, the number of Shares that vest shall be rounded down to the nearest whole Share.
     (b) Except as provided below, if the Grantee’s employment or service with the Employer terminates for any reason before the Restricted Stock is fully vested, the shares of Restricted Stock that are not then vested shall be forfeited and must be immediately returned to the Company.
     (c) If the Grantee’s employment or service with the Employer is terminated coincident with or within one year following a Change of Control (as defined in the Plan) either by the Grantee for Good Reason or by the Company or its successor other than for Cause (as defined in the Plan), death or Disability (as defined in the Plan), the Restricted Stock, to the extent that it had not yet become fully vested as of the date of such employment or service termination will immediately become 100% vested. As used herein, “Good Reason” means that, without the Grantee’s consent, any of the following has occurred: (i) a material diminution in the Grantee’s authority, duties or responsibilities; (ii) a material diminution in the Grantee’s base salary; or (iii) any action or inaction by the Company or its successor that constitutes a material breach by the Company or its successor of its obligations under an employment agreement then in effect between the Company or its successor and the Grantee.
     (d) During the period before the shares of Restricted Stock vest (the “Restriction Period”), the non-vested Restricted Stock may not be assigned, transferred, pledged or otherwise disposed of by the Grantee. Any attempt to assign, transfer, pledge or otherwise dispose of the shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect.
3. Issuance of Certificates.
     (a) Stock certificates representing the Restricted Stock may be issued by the Company and held in escrow by the Company until the Restricted Stock vests, or the Company may hold non-certificated shares until the Restricted Stock vests. During the Restriction Period, the Grantee shall receive any cash dividends with respect to the shares of Restricted Stock, may vote the shares of Restricted Stock and may participate in any distribution pursuant to a plan of dissolution or complete liquidation of the Company. In the event of a dividend or distribution payable in stock or other property or a reclassification, split up or similar event during the Restriction Period, the shares or other property issued or declared with respect to the non-vested shares of Restricted Stock shall be subject to the same terms and conditions relating to vesting as the shares to which they relate.
     (b) When the Grantee obtains a vested right to shares of Restricted Stock, a certificate representing the vested shares shall be issued to the Grantee, free of the restrictions under Section 2 of this Agreement.
     (c) The obligation of the Company to deliver shares upon the vesting of the Restricted Stock shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriately to comply with relevant securities laws and regulations.
4. Change of Control. The provisions of the Plan applicable to a Change of Control (as defined in the Plan) shall apply to the Restricted Stock, and, in the event of a Change of Control, the Board may take such actions as it deems appropriate pursuant to the Plan.
5. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Board shall have the authority to interpret and construe the grant pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
6. Withholding. The Grantee shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant or vesting of the Restricted Stock. Subject to Board approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Restricted Stock by having shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.
7. Section 83(b) Election. The Grantee hereby acknowledges that the Grantee has been informed that, with respect to the Restricted Shares, the Grantee may file an election with the Internal Revenue Service, within 30 days of the execution of this Agreement, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) to be taxed currently on any difference between the purchase price of the Restricted Shares and their fair market value on the date of purchase. Absent such an election, taxable income will be measured and recognized by the Grantee at the time or times at which the forfeiture restrictions on the Restricted Shares lapse. The Grantee is strongly encouraged to seek the advice of his own tax consultants in connection with the issuance of the Restricted Shares and the advisability of filing of the election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit A for reference.
THE GRANTEE ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S, BUT RATHER THE GRANTEE’S SOLE RESPONSIBILITY TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY.
8. No Employment or Other Rights. This grant shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9. Assignment by Company. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.
10. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
11. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the President at 135 Route 202/206, Suite 11, Bedminster, NJ 07921, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
12. The Company’s Rights. The existence of the Restricted Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Company Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
13. Amendment. This Agreement may be amended from time to time by the Board in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Restricted Shares as determined in the discretion of the Board, except as provided in the Plan or in a written document signed by the Grantee and the Company.
14. Electronic Delivery of Documents. By signing the Certificate, the Grantee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and the Restricted Shares, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that the Grantee may receive from the Company a paper copy of any documents delivered electronically at no cost to the Grantee by contacting the Company by telephone or in writing; (iii) further acknowledges that the Grantee may revoke his or her consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that the Grantee understands that he or she is not required to consent to electronic delivery of documents.
15. Personal Data. For the purpose of implementing, administering and managing the Restricted Shares, the Grantee, by execution of the Certificate, consents to the collection, receipt, use, retention and transfer, in electronic or other form, of his or her personal data by and among the Company and its third party vendors or any potential party to any Change of Control transaction or capital raising transaction involving the Company. The Grantee understands that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, date of birth, nationality, job and payroll location, data for tax withholding purposes and shares awarded, cancelled, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the Restricted Shares and the Plan and the Grantee expressly authorizes such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). The Grantee understands that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that data will be held only as long as is necessary to implement, administer and manage the Restricted Shares. The Grantee understands that he or she may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. The Grantee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to accept a grant of Restricted Shares.
16. No Future Entitlement. By execution of the Certificate, the Grantee acknowledges and agrees that: (i) the grant of the Restricted Shares is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Shares, or compensation in lieu of Restricted Shares, even if Restricted Shares have been granted repeatedly in the past; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when Restricted Shares shall be granted or shall become vested, the maximum number of shares subject to each grant of Restricted Shares, and the purchase price, if any, will be at the sole discretion of the Board; (iii) the value of the Restricted Shares is an extraordinary item of compensation which is outside the scope of the Grantee’s employment contract, if any; (iv) the value of the Restricted Shares is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any termination, severance, resignation, redundancy, end of service payments or similar payments, or bonuses, long-service awards, pension or retirement benefits; (v) the vesting of the Restricted Shares ceases upon termination of employment with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided in this Agreement; and (vi) no claim or entitlement to compensation or damages arises if the Restricted Shares decrease in value and the Grantee irrevocably releases the Company from any such claim that does arise.
     IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this instrument, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

GAIN CAPITAL HOLDINGS, INC.

By:
Name:
Title:

I hereby accept the grant of Restricted Stock described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Board shall be final and binding.
Grantee:

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED
     The undersigned taxpayer hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the “Regulations”), and in connection with this election supplies the following information:
(1)	Name of taxpayer making election:

Address:

Social Security Number:

Tax Year for which election is being made:
     (2) The property with respect to which the election is being made consists of                      shares of common stock of GAIN Capital Holdings, Inc. (the “Company”).
     (3) Date the property was transferred:                      (the “Date of Grant”).
     (4) The stock is subject to forfeiture to the Company if the taxpayer ceases to be employed by, or provide service to, the Company during the restriction period. The restriction period lapses according to the following schedule, if the taxpayer is employed by, or providing service to, the Company from the Date of Grant until the applicable vesting date:

Vesting Date	Shares Vested on Vesting Date
______________________	_____________
______________________	_____________
______________________	_____________
______________________	_____________
     (5) The fair market value at the time of the transfer of the stock (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $                     per share.
     (6) The amount paid for the stock is $                      per share ($                     aggregate consideration).
     (7) A copy of this statement has been furnished to the Company (and to the transferee of the Stock, if different from the taxpayer) as required by §1.83-2(d) of the Regulations.
     (8) This statement is executed as of                     .

Taxpayer

INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION
     Attached is a form of election under section 83(b) of the Internal Revenue Code. If you wish to make such an election, you should complete, sign and date the election and then proceed as follows:
1. Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any who receives property that is the subject of your election), retaining at least one photocopy for your records.
2. Send one counterpart to the Internal Revenue Service Center with which you will file your Federal income tax return for the current year (e.g., Holtsville, New York for New Jersey residents) via certified mail, return receipt requested. THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE ISSUANCE/PURCHASE/GRANT DATE WITHIN WHICH TO MAKE THE ELECTION — NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED.
3. Deliver one counterpart of the completed election to the Company for its files.
4. If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.
5. Attach one counterpart of the completed election to your Federal income tax return for this year when you file that return next year.